As filed with the Securities and Exchange Commission on September 4, 2009

Registration No. 333-115400

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SMTC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	3672	98-0197680
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

635 Hood Road, Markham, Ontario, Canada L3R 4N6

(905) 479-1810

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John E. Caldwell

President and Chief Executive Officer

635 Hood Road, Markham, Ontario, Canada L3R 4N6

(905) 479-1810

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brian Erb, Esq.

Ropes & Gray LLP

One Embarcadero Center

San Francisco, CA 94111-3711

Phone: (415) 315-6300

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by checkmark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 is being filed solely for the purpose of adding exhibits via incorporation by reference and amending Item 16 of Part II to reflect such filings. No changes or additions are being made hereby to the prospectus which forms part of the Registration Statement or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us.

Printing and engraving expenses*	$1,000
Accountant’s fees and expenses*	1,000
Legal fees and expenses*	4,000

Total	$6,000

*	Estimated and exclusive of expenses associated with the initial filing and the pre-effective amendment of the registration statement for these securities.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

SMTC Corporation is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the Delaware General Corporation Law.

SMTC’s charter provides that its directors shall not be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law. In addition, SMTC’s by-laws provide that it shall indemnify its directors to the full extent permitted by the laws of the State of Delaware.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16.	EXHIBITS

Exhibit #	Description
3.1	Fourth Amended and Restated Certificate of Incorporation dated August 29, 2008 (14).

3.2	Amended and Restated By-Laws. (11)

3.3	Certificate of Designation. (3)

4.1	Amended and Restated Stockholders Agreement dated as of November 22, 2000. (4)

4.2	Form of certificate representing shares of common stock. (1)

4.3	Exchangeable Share Provisions attaching to the exchangeable shares of SMTC Manufacturing Corporation of Canada. (3)

4.4	Exchangeable Share Support Agreement dated as of July 27, 2000 among SMTC, SMTC Manufacturing Corporation of Canada and SMTC Nova Scotia Company. (3)

4.5	Voting & Exchange Trust Agreement dated as of July 27, 2000 among SMTC, SMTC Manufacturing Corporation of Canada, CIBC Mellon Trust Company and SMTC Nova Scotia Company. (3)

5.1	Opinion of Ropes & Gray LLP (5)

10.1	Real Property Lease dated as of September 15, 1998 between Warden-McPherson Developments Ltd. And The Surface Mount Technology Centre Inc. (2)

10.2	Amended SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan. (5)

10.3	Exchange Agent Agreement dated as of October 1, 2004 by and between SMTC Corporation and Mellon Investor Services LLC. (6)

10.4	Option Grant Certificate issued by SMTC Corporation to John Caldwell, dated October 6, 2004. (8)

10.5	Deferred Share Units Agreement dated as of February 7, 2005 between John Caldwell and SMTC Manufacturing Corporation of Canada. (7)

10.6	Bonus Plan dated as of February 7, 2005 provided by SMTC Manufacturing Corporation of Canada to John Caldwell. (7)

10.7	Employment Agreement dated as of May 16, 2007 between John Caldwell and SMTC Manufacturing Corporation of Canada. (10)

10.8	Deferred Share Unit Agreement dated as of May 16, 2007 between John Caldwell and SMTC Manufacturing Corporation of Canada. (10)

10.9	Employment Agreement dated as of March 30, 2007 between Jane Todd and SMTC Manufacturing Corporation of Canada. (9)

10.10	Employment Agreement dated as of March 30, 2007 between Steve Hoffrogge and SMTC Manufacturing Corporation of Canada. (9)

10.11	Employment Agreement dated as of March 30, 2007 between Don Simpson and SMTC Manufacturing Corporation of Canada. (9)

10.12	Amended and Restated Guarantee by SMTC Manufacturing Corporation of Canada dated August 10, 2007. (11)

10.13	Amended and Restated Guarantee by SMTC Manufacturing Corporation of California dated August 10, 2007. (11)

10.14	Amended and Restated Guarantee by SMTC Manufacturing Corporation of Massachusetts dated August 10, 2007. (11)

10.15	Amended and Restated Guarantee by SMTC Mex Holdings, Inc. dated August 10, 2007. (11)

10.16	Amended and Restated General Security Agreement by SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Massachusetts and SMTC Mex Holdings, Inc. dated August 3, 2007. (11)

Exhibit #	Description
10.17	Amended and Restated Guarantee by SMTC Corporation, HTM Holdings, Inc. and SMTC Holdings, LLC dated August 10, 2007. (11)

10.18	Amended and Restated General Security Agreement by SMTC Corporation, HTM Holdings, Inc. and SMTC Group Holdings, LLC dated August 10, 2007. (11)

10.19	Amended and Restated General Security Agreement by SMTC Manufacturing Corporation of Canada dated August 10, 2007. (11)

10.20	Amended and Restated General Security Agreement by SMTC Nova Scotia Company dated August 10, 2007. (11)

10.21	Amended and Restated Guarantee by SMTC Nova Scotia Company dated August 10, 2007. (11)

10.22	Second Amended and Restated U.S. Loan Agreement, dated August 7, 2008, by and between Wachovia Capital Finance Corporation (Central), Export Development Canada, SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Massachusetts, and SMTC Mex Holdings, Inc. (12)

10.23	Second Amended and Restated Canadian Loan Agreement, dated August 7, 2008, by and between Wachovia Capital Finance Corporation (Canada), and SMTC Manufacturing Corporation of Canada. (12)

10.24	Amending Agreement Regarding SMTC Holdings LLC dated August 7, 2008. (12)

10.25	Letter of waiver and amendment dated April 2, 2009 between Wachovia Capital Finance Corporation (Central), Export Development Canada, SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Massachusetts and SMTC Mex Holdings, Inc. (13)

10.26	Letter of waiver and amendment dated April 2, 2009 between Wachovia Capital Finance Corporation (Canada) and SMTC Manufacturing Corporation of Canada. (13)

21.1	Subsidiaries of the Registrant. (13)

23.1	Consent of KPMG LLP, Independent Auditors. (15)

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney pursuant to which amendments to this registration statement may be filed (included in the signature page in Part II hereof).

(1)	Filed as an Exhibit to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on June 19, 2000 (File No. 333-33208) and incorporated by reference herein.
(2)	Filed as an Exhibit to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on July 18, 2000 (File No. 333-33208) and incorporated by reference herein.
(3)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 1, 2000 filed on November 15, 2000 (File No. 0-31051) and incorporated by reference herein.
(4)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001 (File No. 0-31051) and incorporated by reference herein.
(5)	Filed as an Exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on June 25, 2004 (File No. 333-115400) and incorporated by reference herein.
(6)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 3, 2004 filed on November 17, 2004 (File No. 0-31051) and incorporated by reference herein.
(7)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed on February 11, 2005 (File No. 0-31051) and incorporated by reference herein.
(8)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed on April 15, 2005 (File No. 0-31051) and incorporated by reference herein.
(9)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed on April 2, 2007 (File No. 0-31051) and incorporated by reference herein.
(10)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended April 1, 2007 filed on May 16, 2007 (File No. 0-31051) and incorporated by reference herein.
(11)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007 filed on November 14, 2007 (File No. 0-31051) and incorporated by reference herein.

(12)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 29, 2008 filed on August 13, 2008 (File No. 0-31051) and incorporated by reference herein.
(13)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended January 4, 2009 filed on April 6, 2009 (File No. 0-31051) and incorporated by reference herein.
(14)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed on July 10, 2009 (File No. 0-31051) and incorporated by reference herein.
(15)	Previously filed as an Exhibit to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on August 26, 2009 (File No. 333-115400).

ITEM 17.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	For purposes of determining any liability under the Securities Act to any person exchange shares hereunder, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SMTC Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Markham, Province of Ontario, on September 4, 2009.

SMTC CORPORATION

By:	/s/ JOHN E. CALDWELL
John E. Caldwell Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John Caldwell and Jane Todd, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated below.

Signature	Title	Date

/s/ John Caldwell John Caldwell	President, Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2009

/s/ Jane Todd Jane Todd	Chief Financial Officer (Principal Financial and Accounting Officer)	September 4, 2009

/s/ Thomas Cowan Thomas Cowan	Director	September 4, 2009

/s/ John Marinucci John Marinucci	Director	September 4, 2009

/s/ Wayne McLeod Wayne McLeod	Director	September 4, 2009